Exhibit 99.1

ENERGY CONVERSION DEVICES APPOINTS JULIAN HAWKINS

CEO & PRESIDENT

AUBURN HILLS, Mich., November 28, 2011—Energy Conversion Devices, Inc. (ECD) (NASDAQ:ENER), a leading global provider of lightweight, flexible solar products and systems for the building-integrated and commercial rooftop market, today announced that its Board of Directors has appointed Julian Hawkins as Chief Executive Officer and President and a member of the Board of Directors, effective December 5, 2011. In addition, the Board has appointed Jay Knoll as Executive Vice President and Chief Restructuring Officer and a member of the Board of Directors effective December 5, 2011.

Under this leadership structure, Mr. Hawkins and Mr. Knoll will share management responsibilities, with Mr. Hawkins focusing primarily on the company’s solar operations and Mr. Knoll focusing primarily on the strategic alternatives processes undertaken by the company. Both Mr. Hawkins and Mr. Knoll will report directly to the Board of Directors.

“We are pleased to bring in Julian as our new CEO,” said Stephen Rabinowitz, Chairman of ECD’s Board of Directors. “Julian is an experienced and talented executive with important industry knowledge and relationships who can re-invigorate our sales efforts and optimize the deployment of our lightweight, flexible technology in commercial opportunities around the world. We are confident that Julian will have an immediate positive impact on our solar business.”

“We are also pleased that Jay will transition into this new role where he will be able to fully devote his considerable talents and experience to navigate through the current environment and position us for the future,” said Mr. Rabinowitz. “Julian and Jay together provide a strong leadership team for us to move our business forward and maximize value for our constituents.”

Mr. Hawkins, 46, has been Senior Vice President, Sales & Marketing of Abound Solar since June 2008, and has more than 25 years of experience in sales and marketing roles in Europe, Asia and the Americas, including senior management positions at Integrated Device Technologies, Infineon Technologies, and Samsung Semiconductor. He holds a BS in Computer Science from Manchester University.

Mr. Knoll, 48, had been the company’s Interim President since May 2011, and before that was the company’s Executive Vice President, General Counsel and Chief Administrative Officer.

About Energy Conversion Devices

Energy Conversion Devices (ECD) (Nasdaq:ENER) has a renowned 51 year history since its formation in Detroit, Michigan and has been a pioneer in materials science and renewable energy technology development. The company has been awarded over 500 U.S. patents and international counterparts for its achievements. ECD’s United Solar wholly owned subsidiary has been a global leader in building-integrated and rooftop photovoltaics for over 25 years. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology. UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world energy production. ECD’s technology portfolio also includes the Ovonic Battery Company, the inventor and worldwide licensor of nickel-metal-hydride battery technology and the developer of proprietary advanced lithium-ion cathode materials, along with other emerging energy storage technologies. ECD’s Ovonyx joint venture is the inventor and worldwide licensor of phase change memory (PCM) technology. For more information, please visit ECD on the web at energyconversiondevices.com and on Facebook, and follow ECD on Twitter @ECD_ENER.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships and establish new relationships; the worldwide market for solar energy systems; changes to government incentives related to solar energy; our customers’ ability to access capital to finance the purchase of our products; our ability to achieve expense reductions and levels of one-time costs, including restructuring charges; our ability to meet all the terms and conditions of our debt obligations; and our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Except as required by law, Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

Contact

Michael E. Schostak

Director of Business Development & Communications

Energy Conversion Devices, Inc.

+1 (248) 299-6063

investor.relations@energyconversiondevices.com